UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2022

Industrial Tech Acquisitions II, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41213	85-1213962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 Richmond Ave, Suite 319 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 599-1300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	ITAQU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	ITAQ	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share Class A common stock for $11.50 per share	ITAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Units, Class A Common Stock and Warrants

On March 1, 2022, Industrial Tech Acquisitions II, Inc. (the “Company”) announced that, commencing on March 4, 2022, the holders of units issued in its IPO (the “Units”), each consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, may elect to separately trade shares of Class A Common Stock and Warrants included in the Units. The Units not separated will continue to trade on the Nasdaq Global Market under the symbol “ITAQU.” Shares of Class A Common Stock and the Warrants are expected to trade on the Nasdaq Global Market under the symbols “ITAQ” and “ITAQW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Class A Common Stock and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 1, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Tech Acquisitions II, Inc.

	By:	/s/ E. Scott Crist
		Name:	E. Scott Crist
		Title:	Chief Executive Officer

Dated: March 1, 2022

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